EXECUTION VERSION

Exhibit 10.19

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

SUPPLY RIGHTS AGREEMENT

THIS SUPPLY RIGHTS AGREEMENT (this “Agreement”) is made as of the 1st day of December, 2010 by and between Genomatica, Inc., a Delaware corporation (“Genomatica”), and Waste Management National Services, Inc., a Delaware corporation (“WM”). Genomatica and WM are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, as a condition to and simultaneous with the Parties’ execution and delivery of this Agreement, Genomatica and WM Organic Growth, Inc. (“WMOG”), an Affiliate (as defined in Section 3 below) of WM, are entering into a Joint Development Agreement dated as of the date hereof (the “JDA”), that sets forth their respective rights and obligations with respect to the joint development by Genomatica and WMOG of technology for the production of […***…] from syngas produced primarily from Waste, as defined in the JDA;

WHEREAS, WM, through its Affiliates, is in the business of collecting, sorting and transporting solid waste, and Genomatica expects to require a stable and regular supply of Waste;

WHEREAS, as a condition to Genomatica and WMOG’s execution and delivery of the JDA, the Parties desire to simultaneously enter into this Agreement regarding the supply by WMOG of Waste for use in the Field and Territory, both as defined in the JDA; and

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. The following terms are defined in the JDA and used in this Agreement. In the event of a conflict between the definitions contained in this Section 1 and the JDA, the JDA shall control.

1.1 Field. “Field” shall mean the production of […***…] from syngas produced primarily from Waste materials.

1.2 In-Field Commercial Agreement. “In-Field Commercial Agreement” shall mean an agreement entered into by Genomatica, directly or through any Affiliate of Genomatica, that grants to a third party (excluding WMOG or any Affiliate of WMOG or Genomatica) a license or similar right to use the Program Technology (as defined in the JDA) to produce […***…] within the Field and Territory.

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1.3 Territory. “Territory” shall mean North America (including the U.S., Canada and Mexico).

1.4 Waste. “Waste” shall mean municipal solid waste; […***…]. “Agricultural Residues” shall mean by-products from the farming or harvesting of agricultural crops or forestry products.

2. Agreement by Third Party Licensees. As a condition to Genomatica entering into an In-Field Commercial Agreement with a third party (a “Third Party Licensee”), such Third Party Licensee must agree to the terms of this Agreement, as may be amended with respect to such Third Party Licensee upon mutual agreement of WM, WMOG and the Third Party Licensee.

3. Rights to Supply Feedstock Waste. In the event that (i) WMOG terminates the JDA prior to successful completion of Stage 4 of the JDA, (ii) WMOG does not exercise its option under Section 8.2 of the JDA, (iii) WMOG and Genomatica are unable to reach agreement and enter into the Commercialization Agreement, as defined in the JDA, under Section 8.2 of the JDA or (iv) the exclusive license under the Commercialization Agreement becomes non-exclusive, then the provisions of this Section 3 shall apply, provided, however, if WMOG terminates the JDA prior to successful completion of Stage 4 of the JDA, the Right of Last Look set forth in Section 3.2 shall not apply.

3.1 Right of First Offer.

(a) WM shall have the exclusive right of first offer to supply Genomatica, its Affiliates and its Third Party Licensees (the “Supplied Parties”) with such quantities of Waste as are necessary to satisfy 100% of their Waste requirements for the production of […***…] within the Field and Territory using the Program Technology, including any research & development or pilot production requirements (the “Feedstock Waste”). Upon determination by a Supplied Party that Feedstock Waste (or additional quantities of Feedstock Waste) will be required, the Supplied Party shall deliver to WM a written notice (the “First Offer Notice”) stating, among other things, the location of the facility requiring Feedstock Waste and the amount of anticipated requirements of Feedstock Waste for a specified period of time (the “Feedstock Requirements”)]. Upon receipt of the First Offer Notice, WM shall have the right within 15 days following receipt of the First Offer Notice (the “First Offer Period”) to make a written offer (the “First Offer”) to supply all or a portion of the Feedstock Waste to satisfy the Feedstock Requirements, which First Offer shall set forth the terms and conditions whereby WM is willing to provide the Feedstock Waste […***…]. If WM delivers to the Supplied Party the First Offer within the First Offer Period, the Supplied Party may either accept or reject the First Offer within the 15-day period following the Supplied Party’s receipt of the First Offer (the “First Offer Acceptance Period”). If the Supplied Party accepts the First Offer, then the Parties shall proceed with the execution and delivery of a supply agreement in accordance with Section 5.

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(b) If (i) WM fails to make a First Offer during the First Offer Period, (ii) the Supplied Party rejects the First Offer or (iii) the First Offer Acceptance Period expires without the Supplied Party’s acceptance of the First Offer, then the First Offer and all rights under Section 3.1(a) shall expire and the Supplied Party shall be entitled to solicit offers from third parties, negotiate with third parties and enter into agreements with third parties for the supply of the Feedstock Waste to satisfy the Feedstock Requirements, in accordance with Section 3.2, as applicable.

(c) If WM indicates in the First Offer that it is only able to partially fulfill the Feedstock Requirements, then the Supplied Party shall be entitled to solicit offers from third parties and negotiate and enter into agreements or commitments with third parties for the supply of any Feedstock Waste it requires in excess of the Feedstock Waste supplied by WM in order to satisfy such excess Feedstock Requirements.

3.2 Right of Last Look. If (i) WM fails to make a First Offer during the First Offer Period, (ii) the Supplied Party rejects the First Offer or (iii) the First Offer Acceptance Period expires without the Supplied Party’s acceptance of the First Offer as set forth in Section 3.1(b), the Supplied Party shall be entitled to approach and negotiate with third parties for supply of the amounts of Feedstock Waste to satisfy the Feedstock Requirements. If the Supplied Party receives a bona fide written offer from a third party for the supply of the Feedstock Waste (a “Third Party Offer”) which it deems acceptable, the Supplied Party shall promptly submit evidence to WM of such Third Party Offer, and WM shall have 10 days from receipt thereof (the “Third Party Offer Notice Period”) to give notice to the Supplied Party of whether it shall match the Third Party Offer and supply to the Supplied Party the Feedstock Waste on the terms and conditions as set forth in the Third Party Offer. If WM gives notice that it shall match the Third Party Offer, then WM and the Third Party shall proceed with the execution and delivery of a supply agreement in accordance with Section 5. If WM gives notice to the Supplied Party that it declines to match the Third Party Offer, or WM fails to timely respond to the Third Party Offer within the Third Party Offer Notice Period, the Supplied Party may proceed with the execution and delivery of an agreement to purchase Feedstock Waste from the third party supplier in accordance with the terms of the Third Party Offer, subject to the Minimum Feedstock Waste Pricing Terms set forth in Section 3.3; provided that such agreement must be executed and delivered within 30 days after the expiration of all applicable periods set forth above (the “Third Party Offer Acceptance Period”). If the Supplied Party does not execute and deliver an agreement with such third party prior to the expiration of the Third Party Offer Acceptance Period, then the Supplied Party may not enter into any agreement for, or solicit or negotiate offers for, the supply of Feedstock Waste from any third party without complying again in full with the provisions of Section 3, including, without limitation, the delivery of a new First Offer Notice to WM with respect to the proposed supply of Feedstock Waste.

3.3 Minimum Feedstock Waste Pricing Terms. Notwithstanding the foregoing provisions of Section 3.2, in the event that a Third Party Offer contemplates that the third party supplier of Feedstock Waste will pay the Supplied Party a fee (net or inclusive of any shipping, delivery or transportation costs) for receiving the Feedstock Waste (rather than the Supplied Party paying the supplier a fee for the supply of Feedstock Waste), then WM shall have the right to supply up to the full amount of the Feedstock Requirements at zero cost per ton of Feedstock Waste to the Supplied Party (the “Minimum Feedstock Waste Pricing

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Terms”). In the event that WM accepts the Minimum Feedstock Waste Pricing Terms, the Parties shall promptly proceed with the execution and delivery of a supply agreement in accordance with Section 5, which shall incorporate all of the other terms and conditions as are required by Section 5 hereof.

4. Affiliates.

4.1 WM shall be permitted to cause any of its Affiliates (as defined below) to supply Feedstock Waste or perform other obligations of WM in satisfaction of its obligations under this Agreement without the prior consent of Genomatica.

4.2 The term “Affiliate” means any person or entity directly or indirectly controlling, controlled by, or under common control with a Party, and for this purpose, “control,” “controlling” and “controlled by” shall mean the ownership and control of more than fifty percent (50%) of the outstanding voting securities or interest in capital or profits of any person or entity, or the right to direct or control the management or affairs of any person or entity by contract or similar arrangement. Should a Party divest an Affiliate or should an Affiliate cease to satisfy this definition, such Affiliate’s rights and obligations under this Agreement shall be terminated.

4.3 Genomatica shall cause each of its Affiliates producing […***…] within the Field and the Territory to be bound by the same obligations as set forth in Section 2.

4.4 The obligations of Section 3 shall apply to any subcontractor or vendor or other party that purchases Feedstock Waste on behalf of a Supplied Party or supplies syngas produced primarily from Waste to a Supplied Party for use in the Field in the Territory.

5. Supply Agreement. If WM shall be the supplier of Feedstock Waste to the Supplied Party as a result of the Supplied Party’s acceptance of the First Offer, WM’s match of the Third Party Offer or WM’s acceptance of the Minimum Feedstock Pricing Terms as set forth in Section 3, the Parties shall enter into a supply agreement setting forth the terms and conditions regarding the supply and purchase of the Feedstock Waste (the “Supply Agreement”), which Supply Agreement shall be substantially in the form attached hereto as Exhibit A.

6. Term and Termination. This Agreement shall commence on the date hereof and terminate fifteen (15) years following the effective date of this Agreement, unless earlier terminated under Section 10 of this Agreement or by Genomatica in the event Genomatica terminates the JDA in accordance with Section 12.2 of the JDA.

7. Confidentiality. The Parties agree that all proprietary and other confidential information disclosed by either Party to the other in connection with this Agreement, if any, including, shall be held in strict confidence by the receiving Party and shall not be disclosed by such Party to any third party, except (a) as may be required by court order, laws or regulations or any governmental authority, (b) to such party’s employees, auditors, consultants, banks, financial advisors and legal advisors, (c) information that becomes publicly available through no breach of this Agreement, (d) information which becomes available on a non-confidential basis from a third party.

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8. Independent Contractor. Nothing contained herein shall be deemed or construed to create any partnership or joint venture between any of Genomatica, WM, their Affiliates, and a Third Party Licensee. All activities by one Party under the terms of this Agreement shall be carried on by such Party as an independent contractor and not as an agent for or employee of the other Party. Under no circumstances shall any employee of one Party who is performing services under this Agreement be deemed or construed to be an employee of the other Party.

9. Assignment. This Agreement shall be binding upon the Parties and their respective successors, representatives and permitted assigns. Except as set forth herein, neither Party may assign this Agreement or its rights and obligations contained herein, nor may either Party delegate its duties herein, except upon receipt of the other Party’s written approval, not to be unreasonably withheld or delayed; provided, however, that a Party may, without the other Party’s consent, assign this Agreement or its rights and obligations contained herein, or delegate its duties herein, to (i) a successor in interest to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, or (ii) any Affiliate, provided that such third party successor in interest or Affiliate can reasonably assume all of the obligations of such Party under this Agreement. Notwithstanding the foregoing, Genomatica may not assign this Agreement or its rights and obligations contained herein, or delegate its duties herein, to a successor in interest or Affiliate that is a competitor of WM without WM’s written approval, which may be withheld in WM’s discretion, and for purposes of this provision, a competitor of WM shall mean an entity that derives at least 60% of its revenue from a combination of one or more of Waste collection, transport, disposal and treatment, as measured for the most recently completed four (4) fiscal quarters prior to the date of such assignment or delegation by Genomatica. Exemplary competitors, include, but are not limited to Republic Services, Inc. and Waste Connections, Inc.] Any attempted assignment or delegation without the prior written consent required by this Section 9 shall be void and ineffective.

10. Termination for Change of Control. Notwithstanding the provisions of Section 9, either Party may terminate this Agreement, without liability, by providing a notice of termination to the other Party within thirty (30) days of notice of a Change of Control of such other Party, which termination shall be effective upon closing of such Change of Control. For purposes of this Section, a “Change of Control” of a Party occurs upon: (a) the closing of a merger or other business combination or transaction that results in any person, directly or indirectly, acquiring beneficial ownership of more than 50% of such Party’s then outstanding shares of voting capital stock, excluding any such transaction principally for bona fide equity financing purposes, or (b) the closing of a sale of all or substantially all of the assets of such Party to a person in one transaction or in a series of related transactions, excluding any transaction described in clause (a) or (b) in which, immediately after the consummation of such transaction, the holders of voting capital stock of such Party (or such Party’s ultimate parent entity) immediately prior to such transaction beneficially own, directly or indirectly, (including through one or more Affiliates) more than 50% of the outstanding voting capital stock of the surviving entity (or the parent of such surviving entity) in such transaction. Each Party must give the other no less than thirty (30) days’ prior notice of any Change in Control of such Party.

11. Successors and Assigns. This Agreement shall be binding upon the Parties and shall inure to the benefit of the Parties and their Affiliates, and each of their respective permitted successors and assigns.

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12. Entire Agreement. This Agreement, in the case of Genomatica and WM together with the JDA, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior communications, representations or agreements, whether written or oral, to the extent such terms are different from or inconsistent with the terms of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Governing Law, Venue. This Agreement shall be subject to the laws of the State of New York, excluding any choice of law rules that would direct application of the law of any other jurisdiction. Any final judgment entered against a Party in any proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the […***…] and to the jurisdiction of the United States federal courts located within the […***…] for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the state courts of the […***…] or the United States federal courts located within the […***…], and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15. No Third Party Beneficiaries. This Agreement shall not create any rights in favor of any party other than Genomatica, WM, their respective Affiliates and any Third Party Licensee signatories to this Agreement.

16. Notices. All notices under this Agreement shall be in writing and shall be deemed duly given on (a) the date of personal or courier delivery; (b) the date of transmission by telecopy or other electronic transmission service, with proof of transmission; or (c) three (3) business days after the date of deposit in the United States mail, by postage paid, return receipt requested first-class mail, addressed as follows:

Genomatica:	Genomatica, Inc.
10520 Wateridge Circle
San Diego, CA 92121
Telephone: (858) 824-1771
Facsimile: (858) 824-1772
Attention: Chief Technology Officer
With a copy to:
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121-1909
Telephone: (858) 550-6013
Facsimile: (858) 550-6420

Attention:	Tom Coll

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Kay Chandler

WM:	Waste Management National Services, Inc.
1001 Fannin St., Suite 4000
Houston, TX 77002
Facsimile: (713) 209-9710
Attention: General Counsel
With a copy to:
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106
Telephone: (816) 842-8600
Facsimile: (816) 691-3495

Attention:	Jack Bowling
Andrea Sellers

17. Modifications. No modification, amendment, extension, renewal, decision, termination or waiver of any provision contained herein shall be binding upon either Party unless in writing and signed on its behalf by an authorized signatory.

18. Severability. If any provision of this Agreement, or any portion thereof, is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such provision, or portion thereof, shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

19. Waiver of Rights and Remedies. No waiver of any obligation or rights of any Party hereunder shall be effective unless in writing, specifying such waiver, executed by the Party making such waiver. A waiver by a Party of any of its rights or remedies under this Agreement on any occasion shall not be a waiver to a continuing breach and shall not be a bar to the exercise of the same right or remedy on a subsequent occasion or of any other right or remedy at any time.

20. Escalation and Dispute Resolution.

20.1 Escalation/Informal Dispute Resolution. Both Parties agree to use all commercially reasonable efforts to work out issues that arise in connection with the performance of this Agreement and any Development Plan and the negotiations of the Commercialization License. In the event that a dispute arises between the Parties under this Agreement or any Development Plan (each a “Dispute”), the matter shall first be escalated to the Program Managers in an attempt to settle such Dispute through consultation and negotiation in good faith. If the Program Managers are unable to resolve the Dispute within […***…], each Party shall appoint an additional senior executive to serve with the Program Managers as a committee for resolution of the Dispute, which committee shall further

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attempt to settle such Dispute through consultation and negotiation in good faith. If the above procedures have not resulted in a mutually acceptable resolution of the issue within […***…] of the Dispute first being addressed by the Program Managers, either Party may seek resolution of the Dispute through binding arbitration pursuant to Section 21.2 below.

20.2 Arbitration. The Parties stipulate and agree that if they are unable to resolve any Dispute as contemplated by Section 20.1 hereof, then such Dispute shall be resolved by final and binding arbitration conducted in […***…] by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect. Following notice of a Party’s election to require arbitration, each Party shall within thirty (30) days select and identify in writing to the other Party one (1) arbitrator, and those two (2) arbitrators shall within thirty (30) days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, the AAA shall within thirty (30) days thereafter select such third arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect shall be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. The fact that arbitration is or may be allowed shall not impair the exercise of any termination rights under this Agreement.

20.3 Exceptions to Arbitration. The only circumstance in which Disputes between the Parties will not be subject to the provisions of Sections 20.1 and 20.2 above is where a Party makes a good faith determination that a breach of the terms of the Agreement or Development Plan is such that damage resulting from the breach will be so immediate, irreparable, severe, or otherwise incapable of adequate redress that a temporary restraining order or other immediate injunctive relief is the only adequate remedy for such breach.

20.4 Continued Performance. Except where prevented from doing so by the matter in dispute, the Parties agree to continue performing their obligations under this Agreement while any good faith Dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

GENOMATICA, INC.

By:	/s/ William Baum
Name:	William Baum
Title:	Executive Chairman

WASTE MANAGEMENT NATIONAL SERVICES, INC.

By:	/s/ Carl R. Rush, Jr.
Name:	Carl R. Rush, Jr.
Title:	Authorized Signatory

[Signature page for Supply Rights Agreement]

EXHIBIT A

FORM OF SUPPLY AGREEMENT

WASTE SUPPLY AGREEMENT

This WASTE SUPPLY AGREEMENT (“Agreement”) is made and entered into as of the latest day set forth on the signature page hereto (the “Effective Date”), by and between                                         , a                      corporation (“Owner”) and                                          (“Supplier”). Owner and Supplier may be referred to herein collectively as the “Parties” and individually as a “Party.”[ Supplier will be a specific WM entity]

R E C I T A L S

A. Owner owns and operates a facility located in                      County, State of                      on property located at                                          that produces […***…] from syngas produced primarily from waste (the “Facility”).

B. Supplier is in the business of collection, transportation and disposal of municipal solid waste in the vicinity of the Facility.

C. Supplier and Owner desire to enter into this Agreement to provide for the supply of waste to Owner’s Facility.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

1.1 “Agreement” shall mean this Waste Supply Agreement between Supplier and Owner, as it may be amended or modified in writing from time to time.

1.2 “Excluded Material” shall mean waste that: […***…].

1.3 “Hazardous Waste” shall mean waste that is required to be accompanied by a written manifest or shipping document describing the waste as “hazardous waste” or “dangerous waste,” pursuant to any state or federal law and waste containing any substance or material defined, regulated or listed (directly or by reference) as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic waste,” pollutants or “toxic substances” or similarly identified as hazardous to human health or the environment, in or pursuant to federal, state or local laws, but shall not include any Special Waste as defined below.

1.4 “Waste” shall mean [                                        ,] but excludes Excluded Material.

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1.8 “Uncontrollable Circumstances” shall mean Acts of God including landslides, lightning, storms, floods, freezing, and earthquakes; forest fires; civil disturbances; strikes; lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; public riots; breakage; explosions; accident to machinery, pipelines or materials; power failure; governmental restraint; damage to or destruction of the Facility as a result of events such as those described herein; or other causes, whether of the kind enumerated or otherwise, which are not reasonably within the control of the party whose ability to perform under this Agreement is impaired or prevented by the Uncontrollable Circumstances event.

2. SUPPLY OF WASTE. Beginning on the Effective Date, and throughout the term of this Agreement, Supplier or its agents or subcontractors shall collect, load, transfer, transport and deliver to, and Owner shall accept for disposal at the Facility                      tons [per day/month] of Waste.

3. PAYMENT AND PAYMENT TERMS. [To be determined on a contract by contract basis]

4. EXCLUDED MATERIAL; INSPECTION, REJECTION. Owner shall have the right to inspect, analyze or test any waste delivered by the Supplier. Owner shall have the right to reject, refuse or revoke acceptance of any waste if, in the opinion of Owner, the waste or tender of delivery fails to conform to, or the Supplier fails to comply with, the terms of this Agreement, including the delivery of waste meeting the definition of Waste hereunder.

5. COMPLIANCE WITH LAWS. The Supplier and Owner shall fully comply with all federal, state and local statutes, regulations, permits, approvals and restrictions, any legal entitlement and any other rule, regulation, requirement, guideline, permit, action, determination or order of any governmental body having jurisdiction, that is/are applicable to the collection, handling, transport, processing, storage or disposal of Waste, including any of the foregoing which concern health, safety, fire, environmental protection, labor relations, building codes, non-discrimination and the payment of minimum wages.

6. TERM OF AGREEMENT. The initial term of this Agreement shall be [                    ] years, commencing on the Effective Date and ending on the day that is [                    ] years later. Unless sooner terminated pursuant to this Agreement, the term of this Agreement shall be automatically renewed for successive terms of [                    ] year(s) each, unless either party gives notice to the other party (in accordance with Section 15) at least sixty (60) days, but not more than one hundred eighty (180) days, prior to the termination of the then-existing term

7. LIMITED LICENSE TO ENTER. Supplier and its subcontractors shall have a limited license to enter the Facility for the sole purpose of off-loading Waste at an area designated, and in the manner directed, by Owner. The Supplier shall, and shall ensure that its subcontractors, comply with all rules and regulations of the Facility, including those relating to the use and operation of the Facility and conduct of persons on the premises of the Facility, as the same may be amended by Owner from time to time. Owner may deny the Supplier or its subcontractors entry to the Facility in the event of the Supplier’s or its subcontractors’ failure to follow such rules and regulations.

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8. UNCONTROLLABLE CIRCUMSTANCES. Provided that the requirements of this Section are met, neither Party shall be considered in default in the performance of its obligations under this Agreement (not including the obligation to make payments) to the extent that such performance is prevented or impaired by the occurrence of Uncontrollable Circumstances. If, as a result of an event of Uncontrollable Circumstances, either Party is wholly or partially unable to meet its obligations under this Agreement, then it shall give the other Party prompt written notice of such event, describing it in reasonable detail. The obligations under this Agreement of the affected Party shall be suspended, other than for payment of monies due, but only with respect to the particular component of obligations affected by the event and only for the period during which the event of Uncontrollable Circumstances exists.

9. TERMINATION; DEFAULT. Either Party shall have the right to terminate this Agreement upon giving the other Party written notice if the other Party (i) fails to make any payment required hereunder within ten (10) days after receiving notice of nonpayment from the non-defaulting Party, or (ii) fails to comply with any federal, state or local laws, rules, orders or ordinances, or regulations that pertain to the collection, handling, storage, transportation, processing and/or disposal of Waste, or (iii) defaults in the performance of any other material obligation of the defaulting Party under this Agreement and fails to cure such default within thirty (30) days after receiving written notice thereof from the non-defaulting Party, provided, that, with regard to defaults identified in clause (iii) above, in the event the defaulting Party shows cause why it should be entitled to reasonable additional time to cure the default, the non-defaulting Party shall allow such additional time. In addition, Owner shall have the right to terminate this Agreement upon ninety (90) days’ written notice to Supplier if the laws, regulations or orders of any governmental body having jurisdiction over Owner prohibit Owner from operating the Facility as contemplated in this Agreement.

10. INSURANCE. Owner and Supplier each warrants that it shall, and shall ensure that its subcontractors, secure and maintain in full force and effect throughout the term of this Agreement insurance coverage for commercial general liability (bodily injury and property damage), automobile liability and workers’ compensation insurance with limits that are required by appropriate regulatory agencies or the following limits, whichever are greater: commercial general liability, […***…] combined single limit per occurrence and aggregate; automobile liability, […***…] combined single limit per occurrence and aggregate; workers’ compensation, statutory limit; and pollution legal liability, […***…].

11. INDEMNITY.

11.1 Indemnity. Each Party (“Indemnitor”) shall defend, indemnify and hold harmless the other Party and its employees, officers, agents and subcontractors (collectively, “Indemnitees”), from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys’ fees (collectively, “Damages”), which any or all of the Indemnitees may hereafter suffer, incur, be responsible for or pay out as a result of […***…]

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[…***…].

11.2 Notice, Defense. In the event of any suit against any Indemnitee under this Section 11, the Indemnitor shall appear and defend such suit provided that the Indemnitor is notified in a timely manner of the suit. The Indemnitee shall have the right to approve counsel chosen by the Indemnitor to litigate such suit which approval shall not be unreasonably withheld. In the event a dispute exists over whether a Party is entitled to indemnification, each Party shall defend itself until the dispute is resolved. Upon resolution of the indemnification dispute, the prevailing Party shall be entitled to indemnification for its defense costs incurred prior to resolution.

11.3 Insurance. The indemnification obligation hereunder shall arise only in excess of any available and collectible insurance proceeds and the Party indemnifying the other Party shall be liable hereunder to pay only its share of the amount of Damages, if any, that exceeds the total amount that all insurance has paid for the Damages, plus the total amount of all deductible and self-insured expenses paid under all insurance policies.

11.4 Exclusion of Certain Damages. Neither Party will be liable to the other Party for consequential, incidental, punitive, exemplary or indirect damages, lost profits or revenues (except as part of direct damages) or other indirect damages claimed in contract, equity, strict liability or indemnity, by statute or otherwise.

12. BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns provided that the rights, obligations and duties of each Party as specified in this Agreement may not be transferred, assigned or otherwise vested in any other company, entity, or person without the prior written approval of the other Party which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Supplier may assign or transfer its rights and obligations hereunder to an affiliate of Supplier or a subsidiary of Supplier’s parent company without seeking or obtaining the approval of the Owner.

13. NOTICES. All notices required under this Agreement shall be personally delivered or mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight carrier, or confirmed facsimile to the Parties’ addresses on the signature page hereto, or to such other address as either Party shall specify by written notice so given. Any notice sent by mail in the manner set forth above shall be deemed given and received three (3) business days after the date deposited in the United States mail. Any notice or communication given by personal delivery or sent by overnight carrier or confirmed facsimile in the manner set forth above shall be deemed given upon receipt.

14. INDEPENDENT CONTRACTOR. Each Party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations. Neither Party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other Party.

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15. NON-WAIVER. The failure of either Party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

16. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both Parties hereto.

17. SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be deemed to be severed from this Agreement and shall not affect the remainder hereof, which shall remain in full force and effect; however, the Parties shall amend this Agreement to give effect, to the maximum extent allowed by law, to the intent and meaning of the severed provision.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of [                                    ] regardless of any conflict of law provisions.

EXECUTED AND EFFECTIVE as of the latest date set forth below.

OWNER	SUPPLIER

By:	By:
Its:	Its:

Date:	Date:

Address for Notice:	Address for Notice:

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